EXHIBIT 10.3(a)
AMENDMENT TO EMPLOYMENT AGREEMENT
     Ulta Salon, Cosmetics & Fragrance, Inc., a Delaware corporation (the “Company”) and Bruce Barkus (the “Executive”) entered into an EMPLOYMENT AGREEMENT dated December 12, 2005, (the “Agreement”). Pursuant to Section 5.10 of the Agreement, the Company and the Executive hereby, agree to amend the Agreement as of the 28th day of June, 2006 (the “Amendment”), by adding the following Section 2.10 to the Agreement:
     2.10 Additional Bonus. On the last day of each Fiscal Year, beginning with the Fiscal Year ending in 2007 and ending with the Fiscal Year ending in 2012, Executive will earn a cash bonus of $100,000 provided he is employed by the Company on such day. Such bonus shall be paid as part of the next regularly scheduled payroll; provided, however, that in no event shall such bonus be paid later than March 15th of the calendar year immediately following the year in which the Executive became entitled to such bonus.
     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

ULTA SALON, COSMETICS & FRAGRANCE, INC.	EXECUTIVE

By: /s/ Dennis Eck	/s/ Bruce Barkus
Name: Dennis Eck	Name: Bruce Barkus
Title: Non-Executive Chairman	Address: